Exhibit 10.4

CERTAIN MATERIAL (INDICATED BY [***]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TRANSITIONAL SUPPLY AGREEMENT

between

Janssen Ortho LLC,

Janssen Pharmaceuticals, Inc.

and

Depomed, Inc.

DATED AS OF April 2, 2015

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

THIS TRANSITIONAL SUPPLY AGREEMENT (this “Supply Agreement”) is made as of April 2, 2015 (the “Effective Date”) by and among Janssen Ortho LLC, a Delaware limited liability company located at Bo. Mamey, Carr. 933 Km 0., Gurabo, Puerto Rico 00778-9629, United States, Janssen Pharmaceuticals, Inc. (individually referred to as “Seller” and, together with Janssen Ortho LLC, “Manufacturer”), a Pennsylvania corporation located at 1125 Trenton-Harbourton Road, Titusville, NJ 08560 and Depomed, Inc. (the “Purchaser”), a California corporation located at 7999 Gateway Boulevard, Suite 300, Newark, CA 94560.  Manufacturer and Purchaser are individually referred to as a “Party” and collectively as the “Parties,” as the context may require.

RECITALS

WHEREAS:

(A)       Seller, an Affiliate of Janssen Ortho LLC, and Purchaser are parties to that certain Asset Purchase Agreement, dated as of January 15, 2015 (the “Asset Purchase Agreement”), pursuant to which, among other things, Seller agreed to sell, and Purchaser agreed to purchase, certain rights and assets related to the products containing the active pharmaceutical ingredient tapentadol as set forth in Appendix A (the “Products”), and Purchaser agreed to assume certain liabilities related to the Products, in the United States;

(B)       Pursuant to Section 6.07 of the Asset Purchase Agreement, Purchaser and Seller (or its Affiliate) agreed to enter into a transitional supply agreement, on the terms set forth in Exhibit D to the Asset Purchase Agreement, pursuant to which Seller (or its Affiliate) will manufacture and supply Purchaser’s requirements of Products for distribution and sale in the United States until Purchaser has sufficient capacity and capability to manufacture Purchaser’s requirements of Products for distribution in the United States and Seller’s (and its Affiliates’) requirements of products containing the active pharmaceutical ingredient tapentadol for distribution outside the United States (such products, the “Seller Products”); and

(C)       Purchaser wishes to purchase Products, and Manufacturer is willing to supply Products to Purchaser, on the terms and conditions of this Supply Agreement.

NOW IT IS AGREED AS FOLLOWS:

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

DEFINITIONS

All capitalized terms not otherwise defined in this Supply Agreement shall have the same definition as set forth in the Asset Purchase Agreement. As used throughout this Supply Agreement, each of the following terms shall have the respective meaning set forth below (and plural forms of singular and vice-versa and other variants thereof shall have correlative meanings). In the event of a conflict between the terms of this Supply Agreement and the terms of the Asset Purchase Agreements, the terms of this Supply Agreement shall prevail:

“API”	shall mean the active pharmaceutical ingredient tapentadol.

“API Supply Agreement”	shall mean that certain Supply Agreement by and between Noramco, Inc. and Purchaser, dated as of the Effective Date, pursuant to which Noramco. Inc. has agreed to supply API to Purchaser.

“Applicable Law”

shall mean all applicable laws, rules, regulations, guidelines or other requirements of governmental authorities, including those that may be in effect from time to time in the United States or Seller Countries with respect to the validity or enforceability of this Supply Agreement or activities under this Supply Agreement, as may be applicable.

“Asset Purchase Agreement”	shall have the meaning as set forth in the recitals to this Supply Agreement.

“BDP” or “Bulk Drug Products”	shall mean bulk Product(s) with or without its primary packaging as described and defined in the documentation and Specifications.

“BDS” or “Bulk Drug Substance”	shall mean bulk API as described and defined in the documentation and Specifications.

“Binding Period”	shall have the meaning set forth in Section 3.2(b).

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

“Breaching Party”	shall have the meaning set forth in Section 7.1.

“Certificate of Analysis”	shall have the meaning set forth in the Quality Agreement.

“Certificate of Conformance”	shall have the meaning set forth in the Quality Agreement.

“cGMP” or “GMP”

shall mean current good manufacturing practices as required by the rules and regulations of the FDA or any other Regulatory Authority outside the United States, as applicable to the manufacturing, packaging, handling, storage and control of API or Products.

“Claim”	shall have the meaning set forth in Section 17.3.

“Corrective Action”	shall have the meaning set forth in Section 10.4.

“Damages”	shall mean any and all damages, liabilities, claims, costs, charges, judgments, injuries, awards, fines, penalties, fees and expenses (including reasonable attorneys’ fees) suffered or incurred.

“Days of Coverage”	shall mean [***]

“DEA”	shall mean the Drug Enforcement Administration of the United States Department of Justice or any successor organization.

“DEA Aggregate Production Quota”	shall mean the national limit set by the DEA on the amount of tapentadol which may be produced in a given calendar year.

“DEA Manufacturing Quota”	shall mean the amount of tapentadol that Manufacturer or its Affiliates may produce in a given calendar year, which amount is set by the DEA and must be equal to or

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

less than the DEA Aggregate Production Quota, provided that the Parties acknowledge that the DEA aligns the grant based on API supplier information given by Manufacturer and/or Purchaser, as the case may be.

“DEA Procurement Quota”

shall mean the quota issued by the DEA to Manufacturer (and/or Purchaser’s CMO) for the purchase of API and formulation of such API into Product in a given calendar year, which includes factor-in sales, manufacturing losses, allowable inventory and exports and applies to movement between Manufacturer’s manufacturing sites, between Manufacturer and Purchaser’s CMO and customer returns.

“Default Interest Amount”

shall mean the prime rate of interest quoted in The Wall Street Journal on the first business day of the month during which an amount becomes overdue under this Supply Agreement, plus [***] calculated on an annual basis.

“Defective Product”

shall mean any Product that, upon Delivery, is not (i) in compliance with the Specifications for such Product, (ii) in compliance with cGMP or GMP, (iii) is adulterated or misbranded, (iv) in compliance with all applicable Laws or (v) in compliance with any Regulatory Approvals applicable to such Product.

“Delivery”	shall have the meaning set forth in Section 8.1(c).

“Discretionary Changes”	shall have the meaning set forth in Section 5.3.

“Distribution”

shall mean, with respect to the United States and, as may by applicable, the Seller Countries, importing, selling, distributing, exporting, transporting and other activities associated with the foregoing listed activities with

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

respect to the distribution of a product, including inventory management and control, warehousing and distribution, invoicing, collection of sales proceeds, preparation of sales records and reports, customer relations and services, and the handling of returns.

“Effective Date”	shall have the meaning set forth in the preamble to this Supply Agreement.

“ER Line 1”	shall mean the manufacturing equipment related to the ER Products (as defined below) set forth on Appendix B attached hereto.

“ER Line 2”	shall mean the manufacturing equipment related to the ER Products (as defined below) set forth on Appendix C attached hereto.

“ER Product”	shall mean any Product that is identified as “extended release” or “ER” on Appendix A.

“FDA”	shall mean the United States Food and Drug Administration, and any successor organization having substantially the same functions.

“Force Majeure Event”	shall have the meaning set forth in Section 11.1.

“Forecast”	shall mean the Initial Forecast and/or the Rolling Forecast, as applicable.

“Good Distribution Practice” or “GDP”	shall mean the then-current standards for Distribution activities as set forth by the World Health Organization and Applicable Law, as amended from time to time.

“Hidden Defect”

shall mean a defect in a Product which cannot reasonably be detected, either upon Delivery or upon first receipt by Purchaser, by means of a customary visual inspection of the shipment (without opening

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

secondary packaging) or by consulting the Certificate of Analysis accompanying such Product.

“Indemnified Party”	shall have the meaning set forth in Section 17.3.

“Indemnifying Party”	shall have the meaning set forth in Section 17.3.

“Initial Forecast”	shall have the meaning set forth in Section 3.1.

“Initial Price Term”	shall have the meaning set forth in Section 2.1.

“Inventory”	shall mean the stock of Raw Materials, BDS, BDP, work-in-progress, and/or Products in the possession of Manufacturer and/or its Affiliates.

“IR Product”	shall mean any Product that is not an ER Product.

“Mandatory Changes”	shall have the meaning set forth in Section 5.2.

“Manufacturer”	shall have the meaning as set forth in the preamble to this Supply Agreement.

“Manufacturer Indemnified Parties”	shall have the meaning set forth in Section 17.1.

“Manufacturer’s Facility”	shall mean Manufacturer’s facility located at Gurabo, Puerto Rico.

“Manufacturer’s Image”	shall mean the label and packaging for each Product incorporating Manufacturer’s NDC, name, trademarks, logos and trade dress.

“Minimum Order Quantity”	shall have the meaning set forth in Section 3.4.

“NDC”	shall have the meaning set forth in Section 1.2.

“Non-Binding Period”	shall have the meaning set forth in Section 3.2(b).

“Party/Parties”	shall have the meaning as set forth in the preamble to

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

this Supply Agreement.

“Post-Transfer Supply Agreement”	shall have the meaning set forth in Section 4.3.

“Products” or “Product”	shall have the meaning set forth in the recitals to this Supply Agreement.

“Purchase Order”	shall have the meaning set forth in Section 3.3(b).

“Purchaser”	shall have the meaning as set forth in the preamble to this Supply Agreement.

“Purchaser Indemnified Parties”	shall have the meaning set forth in Section 17.2.

“Purchaser’s Image”

shall mean the label and packaging for each Product, which shall be identical to Manufacturer’s Image for such Product, except that Manufacturer’s NDC, name, trademarks, logos and trade dress shall be replaced with Purchaser’s NDC, name, trademarks, logos and trade dress.

“Purchaser’s Facility”	shall have the meaning set forth in Section 4.1(b).

“Quality Agreement”	shall have the meaning set forth in Section 10.1.

“Quarter”	shall have the meaning set forth in Section 3.2(b).

“Raw Materials”	shall mean the materials, components and packaging materials required to manufacture and/or package the Products in accordance with the Specifications.

“Regulatory Approval”

shall mean, with respect to any country or regulatory jurisdiction, any and all approvals from any Regulatory Authority in such country or regulatory jurisdiction which are necessary for the manufacture, packaging, shipment, storage, importation, marketing, use, distribution and sale of a

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

pharmaceutical product in such country or jurisdiction.

“Regulatory Authority”	shall mean all governmental agencies or authorities regulating the manufacture, packaging, sale, shipment or storage of the Products, including the FDA.

“Rolling Forecast”	shall have the meaning set forth in Section 3.2(a).

“Scale-Up Period”

shall mean, separately for the ER Products and the IR Products, as applicable, the period beginning on the day after the last day of the Transition Period and ending on the later of date on which the Parties mutually agree that Purchaser shall assume responsibility for the manufacture of Purchaser’s requirements of ER Products or IR Products, as applicable, for Distribution in the United States and Seller’s requirements of extended release Seller Products or immediate release Seller Products, as applicable, for Distribution in the Seller Countries.

“Seller”	shall have the meaning as set forth in the recitals to this Supply Agreement.

“Seller Countries”

shall mean all of the countries set forth on Appendix D attached hereto, which may be amended by Manufacturer at any time during the Term upon written notice to Purchaser, provided that (i) manufacturing capacity for any new country is available and (ii) the addition of any new country shall not impose any additional material regulatory or legal requirement on Purchaser or Purchaser’s Facility.

“Seller Products”	shall have the meaning as set forth in the recitals to this Supply Agreement.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

“Semi-Binding Period”	shall have the meaning set forth in Section 3.2(b).

“Specifications”

shall mean the specifications for each Product and the Raw Materials, including the specifications for the design, composition, product safety assurance, manufacture, packaging and quality control of the Products and the Raw Materials, as set forth in NDA No. 022304 and NDA No. 200533 (and as may be modified thereafter by mutual agreement in accordance with the Quality Agreement).

“Supply Agreement”	shall have the meaning as set forth in the preamble to this Supply Agreement.

“Supply Prices”	shall have the meaning set forth in Section 2.1.

“Technology Transfer”	shall have the meaning as set forth in Section 4.2(a).

“Technology Transfer and Manufacturing

Transition Plan” or “TTMTP”	shall have the meaning as set forth in Section 4.2(b).

“Term”	shall have the meaning set forth in Article 6.

“Transition Period”

shall mean, separately for the ER Products and the IR Products, as applicable, the period beginning on the Effective Date and ending on the date that Purchaser notifies Manufacturer in writing that it has received Regulatory Approval to manufacture, at Purchaser’s Facility, the ER Products or IR Products, as applicable, for Distribution in the United States.

“Transition Plan”	shall mean the Transition Plan prepared by Purchaser and Seller in accordance with Section 6.33 of the Asset Purchase Agreement.

“Visible Defect”	shall mean a defect in a Product which can or should

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

reasonably be detected, either upon Delivery or upon first receipt by Purchaser, by means of a customary visual inspection of the shipment (without opening secondary packaging) or by consulting the Certificate of Analysis accompanying such Product.

1.                                      Supply of Products

1.1                               General.

(a)                                 Subject to the terms and conditions of this Supply Agreement, during the Transition Period, Manufacturer shall manufacture, package and supply Purchaser with, and Purchaser shall purchase from Manufacturer, [***] of Purchaser’s requirements of Products in Manufacturer’s Image or in Purchaser’s Image, as applicable in accordance with Sections 1.1(c) and 1.2, for Distribution in the United States.

(b)                                 Subject to the terms and conditions of this Supply Agreement, during the Scale-Up Period, Manufacturer shall manufacture, package and supply Purchaser with, and Purchaser shall purchase from Manufacturer, those quantities of Products ordered by Purchaser for Distribution in the United States.

(c)                                  All Products provided under this Section 1.1 shall be in Purchaser’s Image; provided, however, that Products shall be in Manufacturer’s Image until (i) Purchaser notifies the FDA of a label change for each of the Products in accordance with Section 1.2 and such label change has become effective and, if approval were required, approved,  and (ii) released packaging materials with Purchaser’s Image are available at Manufacturer’s Facility.

(d)                                 The Parties acknowledge that Purchaser will not be obligated to buy any specific amounts of Products under this Supply Agreement, except for the quantities timely produced and as indicated in the Binding Period.  The Parties further acknowledge that Purchaser’s right to purchase, and Manufacturer’s obligation to supply, Products shall not commence unless and until the Parties fulfill their obligations under Section 6.08(a) of the Asset Purchase Agreement to execute and deliver to the FDA the Seller FDA Transfer Letters and the Purchaser FDA Transfer Letters.

1.2                               Change of Label.  As soon as possible following the Effective Date, Purchaser shall, with

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

respect to each Product, apply for and obtain a new National Drug Code (“NDC”) and notify the FDA that the label for such Product will be changed to Purchaser’s Image, in each case, in accordance with the Transition Plan.

1.3                               Stability Studies.  Manufacturer will perform stability studies with respect to Products manufactured at Manufacturer’s Facility required for the United States until analytical methods are transferred to Purchaser and Purchaser has received approval for its testing facility, with such stability studies to be at a cost to be mutually agreed by the Parties.  After approval of Purchaser’s testing facility, Purchaser and Manufacturer will agree on the testing site for on-going stability studies of Products manufactured at Manufacturer’s Facility, and Purchaser will be responsible for initiation of any new stability studies required for Products manufactured at Manufacturer’s Facility for Distribution in the United States.

1.4                               Regulatory Approvals.  As of the Effective Date and throughout the Term, Manufacturer has and will have all permits, establishment and facility licenses required by Regulatory Authorities that are necessary for Manufacturer to manufacture, store and test the Products at Manufacturer’s Facility and provide Products to Purchaser in accordance with the terms of this Supply Agreement. In the event of any Discretionary Change that has been requested by Purchaser and subsequently accepted by Manufacturer or any Mandatory Change that is not required for, or applicable to, any other product which Manufacturer manufactures in Manufacturer’s Facility, Manufacturer will be responsible for securing any Regulatory Approvals that are necessary to implement such change, all at Purchaser’s expense.

2.                                      Supply Prices for Products

2.1                               Supply Prices during Initial Price Term.  The initial prices for each Product ordered by Purchaser in accordance with the terms of this Supply Agreement during the period beginning on the Effective Date and ending [***] (the “Initial Price Term”) are set forth in Appendix E (the “Supply Prices”).

2.2                               Supply Prices after Initial Price Term.  After the Initial Price Term, a reasonable increase in the Supply Prices shall be mutually agreed upon by the Parties [***]; provided, however, that the initial increase in the Supply Prices shall be mutually agreed upon by the Parties by no later than [***] prior to the end of the Initial Price Term and shall apply for the remainder of the calendar year during which the Initial Price Term ends.  In the event the Parties do not mutually agree upon an increase in the Supply

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Prices by the deadlines set forth in the immediately preceding sentence, then the Supply Prices shall be [***].

2.3                               Supply Price Adjustments to Reflect Costs.  In addition to the Supply Price increases set forth in Section 2.2, Manufacturer shall be entitled to adjust Supply Prices for Products to reflect any significant increases [***] in the aggregate costs of the Raw Materials, or fees of any third party contractor incurred by Manufacturer, as compared to the then-current costs or fees, and after good faith discussion with Purchaser. Such Supply Price increases shall be applicable to any and all orders placed more than [***] after Manufacturer has notified Purchaser in writing of (a) the increase in costs or fees and (b) the increased Supply Prices for the Products that reflect such increase in costs or fees. Purchaser shall be entitled to request that an independent certified accountant verify the accuracy of any such increases and adjustments to the Supply Price.

2.4                               Samples.  No free goods, such as analytical standards, Product samples, promotional Products or promotional materials, shall be provided by Manufacturer to Purchaser or to any Regulatory Authority, except that Manufacturer shall not unreasonably refuse to provide reasonable quantities of free goods for Purchaser’s technology transfer purposes.

2.5                               Payment Terms.  Purchaser shall pay all undisputed invoices within [***] end of month after receipt of such invoice for the order, provided that the relevant Certificate of Analysis, Certificate of Conformance and all other appropriate transport related documentation have been provided to Purchaser.  Such invoice shall be sent at the time of delivery of such Products to Purchaser or its Affiliate in accordance with Section 8.1.  All payments made hereunder shall be in U.S. Dollars.  Any payments not made within the specified period of time for payment shall incur an interest charge at the rate of the Default Interest Amount on such overdue amounts, excluding any amounts that are subject to a bona fide dispute between the Parties.  In addition, Manufacturer may withhold delivery of Products if Purchaser fails to make any payment required under this Supply Agreement (except for any amounts that are subject to a bona fide dispute) [***] days after the due date for such payment. Manufacturer will accept payment by wire transfer, provided that any wire transfer will include a reference to Manufacturer’s sales invoice number.

3.                                      Forecasts; Orders

3.1                               Initial Forecast for Products.  Prior to the Effective Date, Manufacturer provided

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Purchaser with Seller’s forecast of finished Product for Distribution in the United States during the [***] period beginning on the Effective Date, including the Product packaging schedule based on existing purchase orders (the “Initial Forecast”).  The first (1st) [***] of the Initial Forecast shall be binding on Purchaser, meaning that Purchaser shall purchase all quantities of stock keeping units produced in accordance with such Initial Forecast as reasonably required for the forecasted quantities of Products for such [***] period.  Within [***] after the Effective Date, Purchaser shall provide Manufacturer with an updated Initial Forecast and Manufacturer shall use commercially reasonable efforts to meet such updated Initial Forecast; provided, however, no changes shall be made to the first [***] of the Initial Forecast.

3.2                               Updated Rolling Forecast for Products.

(a)                                 Beginning [***], Purchaser shall provide to Manufacturer, no later than [***], an updated forecast of its requirements of Products for Distribution in the United States during the following [***] period (the “Rolling Forecast”) starting with the month following the month during which such Rolling Forecast was provided.

(b)                                 The Rolling Forecast shall be divided in [***] consecutive three (3) month periods (each, a “Quarter”) starting with the month following the month during which such Rolling Forecast was provided.  The [***] of the Rolling Forecast shall be binding (the “Binding Period”).  The forecast for the Binding Period shall be provided in monthly quantities of number of packs of stock keeping units.  The [***] Quarters of the Rolling Forecast shall be semi-binding (the “Semi-Binding Period”), meaning that, in the next Rolling Forecast, Purchaser may increase or decrease the quantities forecasted [***]  Manufacturer shall use commercially reasonable efforts to plan the manufacture of Products to meet Purchaser’s forecast for the Semi-Binding Period.  The forecast for the Semi-Binding Period shall be provided in monthly quantities of number of packs of stock keeping units.  The [***] Quarters of the Rolling Forecast are considered to be non-binding (the “Non-Binding Period”).  The forecast for the Non-Binding Period shall be provided in quarterly quantities of number of packs of specific stock keeping units.  The Parties acknowledge and agree that Manufacturer’s application to the DEA for DEA Procurement Quota for each calendar year will be based on Purchaser’s Forecast for Products for distribution in the United States for such calendar year and Seller’s (and its Affiliates’) forecasts for Seller Products for distribution outside the United States for such calendar year.  Promptly after the DEA grants a DEA Procurement Quota to Manufacturer for any calendar year, Manufacturer will allocate such DEA Procurement Quota between Purchaser and Seller (and its Affiliates) in proportion to the forecasts used to prepare the application for such DEA Procurement Quota, and will notify Purchaser of the portion of such

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

DEA Procurement Quota allocated to Purchaser (such portion, the “Purchaser DEA Procurement Quota”).  Notwithstanding anything to this contrary in this Section 3.2, the quantities set forth in the Rolling Forecast shall not exceed the Purchaser DEA Procurement Quota for the applicable calendar year.  If, after Manufacturer notifies Purchaser of the Purchaser DEA Procurement Quota for any calendar year, Purchaser demonstrates that an increase to such Purchaser DEA Procurement Quota is warranted by demand, Manufacturer will cooperate with Purchaser to apply to the DEA for an increase to the DEA Procurement Quota for such calendar year and, if necessary to satisfy the requested increase to the DEA Procurement Quota, an increase to the DEA Manufacturing Quota granted to Noramco for such calendar year and an increase to the DEA Aggregate Production Quota for such calendar year.  Any requested increases to the DEA Procurement Quota, DEA Manufacturing Quota and DEA Aggregate Production Quota shall be subject to the approval of the DEA and shall be sought in accordance with DEA regulations, rules and procedures.  If the DEA approves an increase to the DEA Procurement Quota (and any corresponding increase to the DEA Manufacturing Quota and DEA Aggregate Production Quota) sought in accordance with this Section 3.2(b), then: (i) the approved increase to the DEA Procurement Quota shall be added to the Purchaser DEA Procurement Quota for the applicable calendar year, (ii) Manufacturer may initiate the additional manufacture of Product (and, if necessary, request that Noramco initiate the manufacture of, or supply, the additional API needed for such additional Product) to satisfy the increase in the Purchaser DEA Procurement Quota, and (iii) Purchaser may update the Rolling Forecast to reflect the increased Purchaser DEA Procurement Quota.  For the sake of clarity, in no event shall Manufacturer be required to apply any portion of the DEA Procurement Quota to the manufacture of Products for Purchaser other than the Purchaser DEA Procurement Quota.

(c)                                  During the period prior to the effective date of the label change contemplated by Section 1.1(c), Purchaser and Manufacturer shall cooperate to minimize the number of Products packaged in Manufacturer’s trade dress and to maximize the number of Products packaged in Purchaser’s trade dress, which may include, without limitation, reasonable changes to existing Purchase Orders, the Binding Periods and Semi-Binding Periods and Purchase Orders with quantities below the Minimum Order Quantity.

3.3                               Purchase Orders for Products.

(a)                                 On the Effective Date, Purchaser agrees to accept and be bound by existing purchase orders covering the currently effective Binding Period for Products not yet manufactured and for Distribution in the United States submitted by Seller and present in Manufacturer’s purchase order

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

system.

(b)                                 Purchaser shall deliver to Manufacturer, together with each Rolling Forecast, but in any event no later than [***] prior to the requested delivery date, a written purchase order for the Products during the months covered by the Binding Period of such Rolling Forecast (each, a “Purchase Order”).  Purchaser shall issue a Purchase Order by written or electronic means (or by any other means agreed to by the Parties), stating (i) the quantity of each of the Products ordered and (ii) the desired date of delivery.

3.4                               Minimum Order Quantities.  Manufacturer shall not be obligated to accept Purchase Orders for quantities of any Product that are less than the “Minimum Order Quantity” for such Product set forth in the table below; provided, however, Manufacturer will reasonably consider accepting such Purchase Orders submitted prior to the effective date of the label change pursuant to Section 1.1(c), as outlined in Section 3.2(c).

Janssen Material Number	Janssen Material Description	Minimum Order Quantity
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

3.5                               Order Confirmation and Rejection.  Manufacturer shall confirm, reject or otherwise respond to Purchaser within [***] after receipt of any Purchase Order.  Manufacturer shall not unreasonably refuse any Purchase Order and, except as expressly provided herein, Manufacturer shall timely provide Purchaser with the required quantities of Products as indicated in a confirmed Purchase Order.  Notwithstanding the foregoing, Manufacturer shall have the right to reject any Purchase Order for quantities of Products that are different from the quantities as forecasted by Purchaser in the Binding Period of the Forecast.

3.6                               Order Cancellation.  If Purchaser cancels a Purchase Order, or any part thereof, [***] or less prior to Manufacturer’s planned packaging date of the Products covered by such Purchase Order, then Manufacturer shall use commercially reasonable efforts to utilize, for other manufacturing and packaging activities, the manufacturing and packaging capacities in Manufacturer’s Facility that would have been used to manufacture and package the amounts of Products covered by such Purchase Order, or part thereof, that was cancelled. If Manufacturer, in spite of using commercially reasonable efforts, cannot utilize such manufacturing and packaging capacities, Manufacturer will charge Purchaser and Purchaser will pay a fee of [***] of the Supply Prices for the cancelled Products.

3.7                               Raw Materials.  Purchaser acknowledges and agrees that, in order for Manufacturer to meet its obligation to supply Products under this Supply Agreement, Manufacturer must order Raw Materials in accordance with defined lead times and any minimum order quantities imposed by third party vendors. Manufacturer shall be entitled to order, and shall maintain, quantities of Raw Materials required to manufacture those Products forecasted for the Binding Period so that Manufacturer will be able to comply with Purchaser’s delivery dates for Purchaser’s actual and anticipated orders of Products. Manufacturer shall be responsible for, and shall administer on a daily basis, the procurement of the Raw Materials in accordance with the terms herein.  Manufacturer’s responsibilities in connection with the purchasing and procurement of Raw Materials from the third party vendors in accordance with the terms of this Supply Agreement shall include: ordering, purchasing, transportation, reception, inspection, release and storage of Raw Materials.

3.8                               Reimbursement for Unused Raw Materials.  To the extent Manufacturer has purchased Raw Materials in accordance with Section 3.7, but subsequent to such purchase and prior to the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

conversion of any Raw Materials into Products, Purchaser either cancels a Purchase Order or does not issue a Purchase Order in accordance with the Binding Period of a Rolling Forecast or informs Manufacturer that it no longer desires to have Manufacturer use such Raw Materials in any Products, Manufacturer shall first use good faith efforts to return such Raw Materials to applicable third party vendors and receive a credit for such purchase.  If the third party vendor refuses to accept such Raw Materials and provide Manufacturer with a credit, then Manufacturer shall invoice Purchaser for the cost of such Raw Materials within [***] of Purchaser cancelling a Purchase Order or not issuing a Purchase Order in accordance with the Binding Period of a Rolling Forecast or informing Manufacturer that it no longer desires to have Manufacturer use such Raw Materials in any Products and Purchaser shall pay such invoice within [***] after receipt. After receipt of payment for such Raw Materials, Manufacturer shall either ship or destroy such Raw Materials, as directed by Purchaser.  Purchaser shall reimburse Manufacturer for all reasonable and documented costs and expenses relating to the shipment or destruction of such Raw Materials.

3.9                               Conflicts.  To the extent of any conflict or inconsistency between this Supply Agreement and any Purchase Order, purchase order release, confirmation, acceptance or any similar document, the terms of this Supply Agreement shall govern.

4.                                      Transfer of Manufacturing Equipment; Technology Transfer and Manufacturing Transition

4.1                               Transfer of Manufacturing Equipment.

(a)                                 Pursuant to the Asset Purchase Agreement, title and risk of loss/damage with respect to ER Line 1 and ER Line 2 shall pass to Purchaser on the Effective Date.

(b)                                 Promptly following the Effective Date, Manufacturer shall dismantle and ship ER Line 2 to Purchaser’s designated facility (“Purchaser’s Facility”).  Manufacturer and Purchaser shall each bear its own internal costs incurred in dismantling and shipping ER Line 2 to Purchaser’s Facility, and Purchaser shall reimburse Manufacturer for all reasonable and documented out-of-pocket expenses in dismantling and shipping ER Line 2 to Purchaser’s Facility, including the costs of physically transporting ER Line 2 from Manufacturer’s Facility to Purchaser’s Facility.

(c)                                  During the Transition Period and Scale-Up Period, ER Line 1 shall remain at

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Manufacturer’s Facility, and Purchaser hereby grants Manufacturer the right to use ER Line 1 to manufacture ER Products.  ER LINE 1 IS BEING USED BY MANUFACTURER “AS IS” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND BY PURCHASER.  Manufacturer shall, at Manufacturer’s sole cost and expense, conduct all regularly scheduled maintenance and performance qualifications as currently performed in the normal course of business, and provide replacement parts necessary to maintain ER Line 1 in good working condition and in good repair, which replacement parts shall become part of ER Line 1.

(d)                                 Promptly following the end of the Scale-Up Period, Manufacturer shall dismantle and ship ER Line 1 to Purchaser’s Facility.  Manufacturer and Purchaser shall each bear its own internal costs incurred in dismantling and shipping ER Line 1 to Purchaser’s Facility and Purchaser shall reimburse Manufacturer for all reasonable and documented out-of-pocket expenses incurred by Purchaser in dismantling and shipping ER Line 1 to Purchaser’s Facility.

4.2                               Technology Transfer and Manufacturing Transition.

(a)                                 Technology Transfer.  Beginning on the Effective Date, Manufacturer and Purchaser shall use commercially reasonable and diligent efforts to initiate, implement and complete a technology transfer to Purchaser’s Facility (the “Technology Transfer”) to enable Purchaser to manufacture (or have manufactured) each Product on a commercial scale, sufficient to meet Purchaser’s requirements of such Product for Distribution in the United States and Seller’s (and its Affiliates’) requirements of each Seller Product for Distribution in the Seller Countries, as applicable, which Technology Transfer shall include the following activities:

(i)                                     Purchaser’s installation of ER Line 2 promptly following receipt at Purchaser’s Facility and such Purchaser’s Facility being appropriately updated to receive ER Line 2;

(ii)                                  Purchaser’s provision of equipment suitable for the manufacture of IR Products at Purchaser’s Facility as soon as possible following the Effective Date;

(iii)                               Purchaser’s performance of technology transfer of the manufacturing processes for both the ER Products and IR Products;

(iv)                              Manufacturer’s provision of a forecast of Seller’s and its

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Affiliates’ anticipated requirements of Seller Products for Distribution in the Seller Countries, which forecast shall be updated quarterly during the Term;

(v)                                 Manufacturer’s transfer of all manufacturing know-how and technical information related to Products, including all such know-how and technical information provided by Grünenthal GmbH to Manufacturer and its Affiliates pursuant to the License;

(vi)                              if other CII products are manufactured at Purchaser’s Facility, Purchaser’s submission to the DEA of all documentation required to register Purchaser’s Facility with respect to tapentadol or, if no CII products are manufactured at Purchaser’s Facility, Purchaser’s performance of all activities necessary to prepare Purchaser’s Facility for CII products and submission to the DEA of all documentation required to register Purchaser’s Facility with the DEA;

(vii)                           Purchaser’s performance of all activities (including all qualification and validation activities) necessary to obtain Regulatory Approval to manufacture Products for Distribution in the United States, at Purchaser’s Facility, using the equipment at Purchaser’s Facility to manufacture IR Products and ER Line 2 to manufacture ER Products, which activities shall include stability and bioequivalence studies with respect to registration/validation batches of Products manufactured at Purchaser’s Facility and shall be performed using API supplied to Purchaser pursuant to the API Supply Agreement;

(viii)                        Purchaser’s performance of all activities (including all qualification and validation activities) necessary to obtain Regulatory Approval to manufacture Seller Products for Distribution in the Seller Countries, in Purchaser’s Facility and using the equipment at Purchaser’s Facility to manufacture immediate release Seller Products and ER Line 2 to manufacture extended release Seller Products, which activities shall include stability studies and the bioequivalence study described in the first sentence of Section 4.2(d) and shall be performed using API supplied to Purchaser pursuant to the API Supply Agreement; provided, however, if any such activity solely supports the manufacture of Seller Products for Distribution in the Seller Countries, such API shall be provided to Purchaser by Seller at no cost; provided further, however, that, if any such activity is substantially (but not solely) related to the manufacture of Seller Products for Distribution in the Seller Countries and is also required for the manufacture of Products for Distribution in the United States, the Parties shall agree upon an

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

appropriate allocation of the costs of such activity;

(ix)                              following completion of the activities described in clause (vii), Purchaser’s submission of an application to the FDA for Regulatory Approval to manufacture Products, for Distribution in the United States, at Purchaser’s Facility;

(x)                                 following completion of the activities described in clause (viii), Manufacturer’s submission, on a country-by-country basis, of an application to the applicable Regulatory Authorities in each of the Seller Countries for Regulatory Approval to manufacture Seller Products, for Distribution in such country, at Purchaser’s Facility;

(xi)                              on a country-by-country basis, Purchaser’s scale-up of Product and Seller Product manufacturing at Purchaser’s Facility, and Manufacturer’s corresponding wind-down of Product manufacturing at Manufacturer’s Facility, within a reasonable period of time following receipt of the Regulatory Approvals described in clauses (ix) and (x) with respect to each country;

(xii)                           the Parties’ development of a transition plan for DEA Procurement Quota for purposes of discontinuation of Product manufacturing at Manufacturer’s Facility and transition of all Product manufacturing to Purchaser’s Facility, which shall be subject to approval by the DEA; and

(xiii)                        Purchaser’s installation of ER Line 1 and performance of all activities (including all qualification and validation activities) necessary to obtain Regulatory Approval to manufacture ER Products for Distribution in the United States and to manufacture extended release Seller Products for Distribution in the Seller Countries in Purchaser’s Facility using ER Line 1, which activities shall include stability studies and the bioequivalence study described in the first sentence of Section 4.2(d) and be performed using API supplied to Purchaser pursuant to the API Supply Agreement; provided, however, if any such activity solely supports the manufacture of Seller Products for Distribution in the Seller Countries, such API shall be provided to Purchaser by Seller at no cost; provided further, however, that if any such activity is substantially (but not solely) related to the manufacture of Seller Products for Distribution in the Seller Countries and is also required for the manufacture of Products for Distribution in the United States, the Parties shall agree upon an appropriate allocation of the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

costs of such activity.

(b)                                 Technology Transfer and Manufacturing Transition Plan.  The Technology Transfer will be conducted in accordance with a plan to be mutually agreed upon by the Parties within the later to occur of [***] following the Effective Date or [***] after the designation of Purchaser’s Facility by Purchaser and attached hereto as Appendix F (the “Technology Transfer and Manufacturing Transition Plan” or “TTMTP”).  In developing the TTMTP, the Parties shall seek to minimize costs and expenses associated with the Technology Transfer.  The TTMTP may be amended during the Term upon mutual written agreement of Manufacturer and Purchaser.  Purchaser will lead and is responsible for the completion of the Technology Transfer.  Purchaser will ensure that sufficient resources are allocated to successfully execute the TTMTP.  Manufacturer will perform the tasks assigned to Manufacturer in the TTMTP and will provide reasonable support to Purchaser in the performance of the tasks assigned to Purchaser in the TTMTP.  The TTMTP will take into account that Manufacturer’s reasonable support shall be limited to the following activities:

(i)                                     providing clarification and explanation on the manufacturing know-how and technical information relating to the Products in writing, by teleconference and meetings, which will be held [***];

(ii)                                  at Purchaser’s reasonable request, reviewing protocols for the transfer of the analytical methods and manufacturing processes with respect to the Products;

(iii)                               providing in-person assistance or witnessing of the implementation of critical technical processes (including transfer of analytical methods) with respect to the manufacture of Products;

(iv)                              causing appropriate employees and, to the extent practicable, other representatives of Manufacturer to meet with employees of Purchaser or its designee, at Purchaser’s Facility, to assist with the working up and use of the manufacturing process to the extent reasonably necessary to enable Purchaser to manufacture Products in accordance with the Specifications on a commercial scale, provided that there shall be no more than [***] such meetings with respect to the IR Products and [***] such meetings with respect to the ER Products during the first [***] of the Term;

(v)                                 providing documentation or advice as are reasonably necessary

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to assist Purchaser in obtaining any Regulatory Approval with respect to Purchaser’s manufacture of Products, but only to the extent that such documentation is pre-existing or can be easily obtained or gathered by Manufacturer; and

(vi)                              providing expert advice in case of unexpected results during the Technology Transfer.

(c)                                  Costs of Technology Transfer.  Purchaser shall be responsible for all costs of performing the Technology Transfer, except that Manufacturer shall be responsible for the costs of performing the tasks assigned to Manufacturer in the TTMTP and the costs of any activities that are solely related to the manufacture of Seller Products for Distribution in the Seller Countries (including registration, qualification and validation expenses and stability and bioequivalence studies that support only or substantially the Seller Countries); provided, however, that the Parties shall agree upon an appropriate allocation of the costs of any activities that are substantially (but not solely) related to the manufacture of Seller Products for Distribution in the Seller Countries and are also required for the manufacture of Products for Distribution in the United States.

(d)                                 Bioequivalence Studies.  Notwithstanding anything to the contrary in this Supply Agreement, the Parties shall seek to develop a protocol for a single bioequivalence study that satisfies the regulatory requirements in all countries for which such studies are necessary (or as many countries as possible) and shall agree upon an appropriate allocation of the costs thereof between Manufacturer and Purchaser, which protocol and allocation shall be reflected in the TTMTP.  If any bioequivalence study that is necessary to obtain Regulatory Approval in any of the Seller Countries cannot be reasonably combined as described in the foregoing sentence, then Manufacturer shall be responsible for performing such bioequivalence study at its own expense.

(e)                                  Additional Activities performed by Manufacturer.  Any technical or other support services with respect to the Technology Transfer not explicitly described in the TTMTP shall be considered as additional activities, which shall be performed at Manufacturer’s sole discretion.  Purchaser shall reimburse Manufacturer for any reasonable and documented personnel costs and documented out-of-pocket expenses (e.g., travel and lodging) incurred by Manufacturer in performing any such additional activities.  The hourly rate for the personnel costs shall be [***] and shall be increased each year thereafter by [***].  Such additional activities will require prior written approval by Purchaser.  For the avoidance of doubt, Manufacturer shall have no obligation to assist Purchaser with respect to any

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

proposed improvements or modifications to the manufacturing process of Products, except for adaptations required due to the Technology Transfer or changes initiated by Manufacturer.

(f)                                   Communication.  Purchaser shall, upon request of Manufacturer but at least twice per year during the Term, provide written updates to Manufacturer with respect to the status of the Technology Transfer, in such format as to be agreed between the Parties.

4.3                               Post-Transfer Supply Agreement.  Within [***] prior to the anticipated completion of the Technology Transfer for the ER Products or IR Products, whichever is sooner, Purchaser and Seller shall initiate negotiation of an agreement pursuant to which Purchaser shall manufacture up to [***] of Seller’s and its Affiliates’ (and its or their successors or assignees with respect to the Seller Products) requirements of Seller Products for Distribution in the Seller Countries (the “Post-Transfer Supply Agreement”).  No later than the day on which the process validation batches for the ER Products or IR Products are submitted to the appropriate Regulatory Authority in the first Seller Country, whichever is sooner, Purchaser and Seller shall execute the Post-Transfer Supply Agreement.  [***]  If requested by Seller, Purchaser shall execute separate Post-Transfer Supply Agreements with Seller or any its Affiliates (or any of its or their successors or assignees with respect to the Seller Products) for individual Seller Countries; provided, however, that the terms of any such Post-Transfer Supply Agreement shall be modified as necessary if a successor or assignee with respect to the Seller Products will be a party to any such Post-Transfer Supply Agreement and such successor or assignee will not supply API to Purchaser.

5.                                      Changes to Products

5.1                               Changes Generally.

(a)                                 Changes to Specifications and/or the manufacturing, testing and packaging process of the Products pursuant to this Section 5.1 shall be made in accordance with the Quality Agreement. Manufacturer and Purchaser shall cooperate in good faith to resolve any Product supply issues that may result from changes in the Specifications and/or the manufacturing, testing and packaging process of the Products. Each Party shall give the other Party reasonable written notice prior to any changes to the Specifications and/or the manufacturing and/or the packaging processes of the Products that it requires, as further set forth in this Article 5.

(b)                                 To the best of Manufacturer’s knowledge, as of the Effective Date, Manufacturer is not aware of any changes to Specifications and/or manufacturing, testing and packaging processes of the

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Products which are planned to be implemented during the Term, other than any upcoming changes as disclosed to Purchaser prior to the Effective Date.

5.2                               Mandatory Changes.  Manufacturer shall give Purchaser written notice prior to any changes to the manufacturing and production process of the Products (or changes related to Manufacturer’s Facility, to the extent that such changes could have a direct or indirect impact on the Products) that are required by cGMP or Applicable Law (collectively, “Mandatory Changes”).  If Purchaser refuses to approve a Mandatory Change or disputes whether a change constitutes a Mandatory Change, the Parties shall resolve such matter in accordance with the provisions of Article 18.

5.3                               Discretionary Changes.  Either Party may submit to the other Party written proposals of changes to the manufacturing and production process for the Products other than Mandatory Changes (collectively, “Discretionary Changes”).  Manufacturer shall implement Discretionary Changes upon the written consent of the non-requesting Party, which consent shall not be unreasonably withheld, conditioned or delayed.

5.4                               Costs of Changes.  Subject to Section 1.4, any and all costs associated with Mandatory Changes that primarily relate to the manufacturing, packaging, testing and supply of Products for distribution in the United States (including Regulatory Authority filings, write off and other costs due to such changes associated with obsolete Raw Materials, work-in-process and Products inventories) shall be borne by Purchaser and the costs of all other Mandatory Changes shall be borne by Manufacturer. Any and all costs associated with Discretionary Changes shall be paid by the Party requesting such changes. Each Party shall reasonably document such costs and provide such documentation upon request to the Party bearing or paying for such costs.

6.                                      Term

The term of this Supply Agreement shall commence on the Effective Date and shall continue until the last day of the Scale-Up Period, unless sooner terminated as expressly provided for in this Supply Agreement (the “Term”).

7.                                      Termination

7.1                               Material Breach.  This Supply Agreement may be terminated by either Party by giving

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written notice to the other Party if the other Party (the “Breaching Party”) is in material breach or default of any of its obligations hereunder (including any payment obligations) as follows: (a) the terminating Party must send written notice of the material breach or material default to the Breaching Party; and (b) the termination shall become effective sixty (60) days after receipt of such written notice by the Breaching Party, unless either (i) the Breaching Party has cured such material breach or default prior to the expiration of such sixty (60) day period or (ii) if such material breach or material default is not capable of being cured within such sixty (60) day period, the Breaching Party has commenced activities reasonably expected to cure such material breach or material default within such sixty (60) days period and thereafter uses diligent efforts to complete the cure as soon as practicable, provided that, if such material breach or default is not cured within one hundred twenty (120) days after receipt of such written notice by the Breaching Party, the termination shall become effective upon the expiration of such one hundred twenty (120) day period.

7.2                               Insolvency.  Either Party may terminate this Supply Agreement without prior notice to the other upon the occurrence of any of the following involving the other Party:

(a)                                 the other Party files a petition seeking an order for relief under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law (including laws in countries or jurisdictions other than the United States), or files a petition in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state or local law (including laws in countries or jurisdictions other than the United States); or

(b)                                 an involuntary case against the other Party as debtor is commenced by a petition under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under similar law (including laws in countries or jurisdictions other than the United States), or a petition or answer proposing the adjudication of the other Party as a bankrupt or its reorganization pursuant to any state bankruptcy law or any similar state or local law (including laws in countries or jurisdictions other than the United States) is filed in any court and not dismissed, discharged or denied within sixty (60) days after the filing thereof; or

(c)                                  a custodian, receiver, United States Trustee, trustee or liquidator of the other Party or of all or substantially all of the other Party’s property is appointed in any proceedings brought by the other Party; or

(d)                                 a custodian, receiver, United States Trustee, trustee or liquidator is appointed in any proceedings brought against the other Party and is not be discharged within sixty (60) days after that

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appointment, or if the other Party consents to or acquiesces in such appointment; or

(e)                                  the other Party generally does not pay its debts as those debts become due, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due.

7.3                               Termination of Obligation to Supply.  Manufacturer shall have the right to terminate this Supply Agreement by giving six (6) months notice to Purchaser at any time after the date that is three (3) months after the date on which the Product manufacturing process at Purchaser’s Facility is successfully validated; provided, however:

(a)                                 in the event (i) the quantities of Seller Products set forth in the most recent Forecast provided by Manufacturer pursuant to Section 4.2(a)(iv) are [***], this Supply Agreement will not be terminated pursuant to this Section 7.3 unless and until Purchaser and Manufacturer discuss in good faith and agree upon a plan to meet such requirements; and

(b)                                 in the event [***] this Supply Agreement will not be terminated pursuant to this Section 7.3 unless [***].

7.4                               Effects of Termination or Expiration. In the event of termination or expiration of this Supply Agreement, the following provisions shall apply:

(a)                                 All Purchase Orders of the Products not yet manufactured shall automatically be deemed cancelled, and Manufacturer shall have no further obligation to supply Purchaser with such Products.

(b)                                 Purchaser shall be obligated to purchase (i) all Products manufactured or in the process of being manufactured and covered by the Binding Period and (ii) any and all Inventory that exists on the effective date of termination and for which Manufacturer has no other use and cannot be used by Manufacturer.  Purchaser will purchase such Inventory from Manufacturer at a price equal to a cost plus basis of such Inventory.  Once purchased, Purchaser may request Manufacturer to destroy Inventory which cannot be used by Manufacturer; in this case, Manufacturer shall destroy the Inventory and Purchaser shall bear the out-of-pocket destruction costs.

(c)                                  Any expiration or termination of this Supply Agreement shall not release the Parties from liabilities or obligations accrued on or prior to the date of expiration or termination. The following provisions shall survive termination or expiration of this Supply Agreement indefinitely or for

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such shorter period as is provided in such Sections, along with any other provisions of this Supply Agreement that are necessary to interpret or give effect to any of the following provisions:  Sections 3.9 (Conflicts), 4.1 (Transfer of Manufacturing Equipment), 4.2 (Technology Transfer and Manufacturing Transition) (but only until the completion of the Technology Transfer, provided that Manufacturer’s obligation to provide reasonable support under Section 4.2(b) shall terminate upon the earlier of the completion of the Technology Transfer or six (6) months after the effective date of expiration or termination of this Supply Agreement), 4.3 (Post-Transfer Supply Agreement), 7 (Termination), 9.3 (Records), 9.4 (Inspection by Manufacturer), 10.1 (Quality Agreement), 10.4 (Corrective Action), 10.5 (Product Complaints), 10.6 (Liability for Corrective Actions) and 10.7 (Regulatory Inspections); and Articles 14 (Confidential Information), 15 (Public Announcements), 17 (Indemnification), 18 (Dispute Resolution) and 19 (Miscellaneous).

8.                                      Delivery

8.1                               Delivery Terms.

(a)                                 Manufacturer shall deliver all Products so ordered by Purchaser on the delivery date stated in each Purchase Order and as confirmed by Manufacturer in accordance with Section 3.5.

(b)                                 Manufacturer shall be responsible for the release of Products prior to the delivery date specified on the applicable Purchase Order, and shall issue the Certificate of Analysis and Certificate of Conformance immediately following the release of Products in Manufacturer’s quality system.

(c)                                  Manufacturer shall deliver Products ordered by Purchaser, [***] in a packaging configuration agreed upon in advance by the Parties (each a “Delivery”).  If Purchaser requires any special packaging for the transportation of Products, the cost thereof shall be separately invoiced to Purchaser.  The Certificate of Analysis, Certificate of Conformance and all documents relating to each shipment shall be available at the time the Products are picked up from Manufacturer’s Facility.  All shipments must be accompanied by a packing slip which describes the articles, including lot numbers, production date and shelf life for each article, states the purchase order number and shows the shipment’s destination.  Manufacturer shall promptly forward the original bill of lading or other shipping receipt for each shipment in accordance with Purchaser’s or its Affiliate’s instructions and work with Purchaser to complete all applicable DEA forms.  Manufacturer further agrees to promptly render, after delivery of

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goods or performance of services, correct and complete invoices to Purchaser or its Affiliate.

8.2                               Shortages and Manufacturing Constraints.  In the event that any manufacturing capacity constraint or shortage of Raw Materials required for completing the manufacturing, packaging and supply activities of Products set forth in this Supply Agreement in a timely manner occurs, or is reasonably anticipated to occur, Manufacturer shall promptly notify Purchaser of such constraint or shortage, its cause and, to the extent known, its expected duration.  In the event such constraint or shortage cannot be remediated by Manufacturer in a reasonable period of time, [***].

8.3                               Tolerance.  Notwithstanding the provisions of Section 8.1, each Purchase Order will be considered supplied in full if (a) the quantities of Products delivered are within a range of plus or minus [***] of the quantities ordered and (b) if delivery is within [***] of the required Delivery date set forth in such Purchase Order.

8.4                               Minimum Shelf Life Remaining for Products.  All Product supplied by Manufacturer to Purchaser under this Supply Agreement shall upon Delivery have not less than [***] shelf life remaining.

8.5                               Storage of Finished Product.  Manufacturer shall not provide handling and storage services to Purchaser for Products at Manufacturer’s Facility after Delivery as set forth in this Article 8.  In the event Manufacturer agrees, in its sole discretion, to store Products after Delivery for Purchaser upon Purchaser’s written request or if Purchaser’s carrier fails to pick up the Products after Delivery, Manufacturer shall have the right to charge Purchaser a reasonable storage fee per pallet of Products for all such pallets that are stored by Manufacturer for [***] after Delivery.

9.                                      Inspection

9.1                               Reserved.

9.2                               Inspection of Manufacturer’s Facility.

(a)                                 Purchaser shall have the right, upon reasonable notice to Manufacturer (and in no event less than [***] in advance) and during regular business hours, [***] to inspect and audit the specific areas of Manufacturer’s Facility where manufacturing, storage, testing and/or packaging services are performed pertaining to Products or Raw Materials, to assure compliance by Manufacturer with cGMP, GDP and applicable rules and regulations and with other provisions of this Supply Agreement;

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

provided, however, that Manufacturer shall have the right to deny access to any areas in Manufacturer’s Facility where no such activities with respect to Products or Raw Materials are undertaken.

(b)                                 Within [***] of completing any audit hereunder, Purchaser shall submit to Manufacturer a written report outlining its findings and/or observations from any such audit. If deficiencies are discovered during an audit that could, in Purchaser’s opinion, prevent Manufacturer from satisfying the requirements of cGMP and Manufacturer in good faith disputes the observations or conclusions of Purchaser, then the Parties shall promptly enter into good faith discussions to resolve their differences.  If the Parties fail to resolve their differences within [***] after receipt of the audit report, then the matter shall be promptly referred to a third party independent expert mutually acceptable to the Parties.  The third party independent expert shall render an opinion based on the audit report and its own observations within [***] from the start of its assignment.  Such opinion shall be binding on the Parties. The fee of the third party independent expert [***].  If Manufacturer does not dispute the observations of Purchaser made during an audit or if the observations of Purchaser have been confirmed by the third party independent expert, Manufacturer shall provide a proposed corrective plan to Purchaser and the Parties shall in good faith discuss and agree on a final corrective action plan to remedy or cause the remedy of any deficiencies which may be noted in any such audit, including the appropriate apportionment of costs associated therewith.

9.3                               Records.  Purchaser shall have the right to audit Manufacturer’s records relating to its performance under this Supply Agreement. Manufacturer shall maintain all batch records and other manufacturing and analytical records related to Products manufactured hereunder, all records of shipments of Products and all validation data and other applicable records with respect to Products manufactured hereunder required under cGMP or the Quality Agreement for the greater of (a) the time period required by Applicable Law or (b) the time periods set forth in the Quality Agreement. Manufacturer shall in good faith work with Purchaser to make such data available to Purchaser and any Regulatory Authority upon Purchaser’s reasonable request or if required by Applicable Law.  To the extent that such records also include data or information that does not specifically pertain to Products or Raw Materials, Manufacturer shall be entitled to redact such data or information from such records prior to audit by or disclosure to Purchaser.

9.4                               Inspection by Manufacturer.  For so long as Purchaser is Distributing Products manufactured in Manufacturer’s Image, Manufacturer shall has the right to audit the warehousing facilities of Purchaser, to the same extent that Purchaser is permitted to audit Manufacturer’s Facility

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

pursuant to Section 9.2, only that Manufacturer will perform the audit through Purchaser (i.e. will not directly issue observations and requests for corrections to wholesaler).

10.                               Quality; Defective Products; Regulatory Inspections; Testing

10.1                        Quality Agreement.  The Parties are entering into a Quality Agreement regarding the production by Manufacturer of Raw Materials and Products (the “Quality Agreement”) on the Effective Date.  To the extent there are any inconsistencies or conflicts between this Supply Agreement and the Quality Agreement, the terms and conditions of this Supply Agreement shall control except with respect to quality matters.

10.2                        Disposition of Defective Products.

(a)                                 Purchaser shall, as soon as practical (and, in any event, within [***]) after receipt of any Delivery of Products, notify Manufacturer of the existence and nature of any Visible Defects in such Products.

(b)                                 Purchaser shall, as soon as practical (and, in any event, within [***]) after the day on which Purchaser became aware or should reasonably have become aware of a Hidden Defect in any Products, notify Manufacturer of the existence and nature of such Hidden Defect in such Products.

(c)                                  If notice of a Visible Defect or Hidden Defect is not provided within the applicable time period stated above, then all such Products shall be deemed to be in compliance with this Supply Agreement.

(d)                                 If Purchaser notifies Manufacturer of the existence and nature of any Defective Products during the applicable time period, Manufacturer shall have a reasonable opportunity, not to exceed [***] from receipt of notification, to inspect such Defective Products (provided Purchaser has provided Manufacturer appropriate samples of the impacted shipments of Products) and provide Purchaser with detailed written instructions to return or dispose of such Defective Products. Subject to the provisions of Section 10.6, Manufacturer shall replace Defective Products at its own cost and expense, including reimbursement of freight and disposition costs incurred by Purchaser.

10.3                        Independent Testing.  If, after Manufacturer’s inspection of any Product alleged by Purchaser to be Defective Product, the Parties disagree as to whether such Product is Defective Product,

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

the Parties shall deliver such Product to an independent third party laboratory, mutually selected by the Parties, for analytical testing to verify the Product’s conformance to the Specifications.  All costs associated with such third party testing shall be at the expense of the [***].  The report of the independent third party laboratory shall be binding on the Parties.

10.4                        Corrective Action.  In the event any governmental agency having appropriate jurisdiction requests or orders, or Purchaser determines to undertake, any corrective action with respect to any Products supplied under this Supply Agreement, including any recall or market withdrawal, corrective action or market action (a “Corrective Action”), the Parties shall cooperate in the handling and disposition of such Corrective Action and the replacement of such Products.  Purchaser will have the right to make a final determination as to the initiation of any such Product withdrawal or recall.

10.5                        Product Complaints.  The Parties shall notify one another of any complaints relating to Products supplied under this Supply Agreement in accordance with the Quality Agreement.

10.6                        Liability for Corrective Actions.  In case of a Corrective Action caused by a Defective Product (other than a Visible Defect), Manufacturer will [***].  The conduct of any recall of Products supplied under this Supply Agreement shall be the sole responsibility of Purchaser. Subject to the liability limitations set forth in Section 17.4, Manufacturer will [***].

10.7                        Regulatory Inspections.  In the event Manufacturer’s Facility is the subject of an inspection by any Regulatory Authority or any other duly authorized agency of any national, state or local government directly relating to the manufacturing, packaging or warehousing of the Products, Manufacturer shall notify Purchaser within [***] of learning of such inspection, and shall, if reasonably possible given the circumstances, afford Purchaser the opportunity to be present at such inspection. Manufacturer shall supply Purchaser with redacted copies of any correspondence or portions of correspondence to the extent relating to the Products. In the event Manufacturer receives any regulatory letter or written comments from any Regulatory Authority in connection with manufacturing and packaging of the Products under this Supply Agreement, it shall provide Purchaser with a copy of each such communication. To the extent Manufacturer is required to submit any correspondence to a Regulatory Authority that relates to the manufacture, packaging or warehousing of the Products, Manufacturer shall provide Purchaser with a copy of such correspondence as far in advance of its submission to such Regulatory Authority as possible and Purchaser shall have the opportunity to review and comment upon such correspondence. Purchaser will cooperate fully with Manufacturer in its

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interactions and correspondence with Regulatory Authorities in furtherance of this Section.

10.8                        Safety.  Manufacturer shall enforce safety procedures for its manufacturing, packaging and storing of the Products and Raw Materials and handling and disposal of waste relating thereto that comply with all environmental and occupational safety and health laws.  Such responsibilities shall include the proper disposal of waste in an appropriate manner consistent with the nature of the waste and at a permitted disposal facility.

10.9                        Storage.  To the extent any Products or Raw Materials are stored, Manufacturer shall store such Products and Raw Materials in a controlled environment that meets the Specifications, cGMP and all other Applicable Laws.

11.                               Force Majeure

11.1                        Neither Party will be liable for non-performance or delay in the fulfillment of its obligations under this Supply Agreement if such non-performance or delay is occasioned by any cause beyond the reasonable control of Purchaser or Manufacturer, as the case may be, including acts of God, fire, flood, earthquakes, explosions, sabotage, strikes, or labor disturbances (regardless of the reasonableness of the demands of the labor force), civil commotion, riots, military invasions, wars, failure of utilities, failure of carriers, inability to obtain any required raw material, energy source, equipment, labor or transportation, at prices and on terms Manufacturer deems practicable from its usual sources of supply or any acts, restraints, requisitions, regulations, or directives issued by a competent Governmental Authority, including changes in Law (each, a “Force Majeure Event”); provided, however, a Force Majeure Event shall never excuse a Party from paying any sum of money owed under this Supply Agreement.

11.2                        In the event that either Party is prevented from discharging its obligations under this Supply Agreement on account of a Force Majeure Event, such Party shall promptly notify the other Party, and shall nevertheless make reasonable, good faith efforts to discharge its obligations, even if in a partial or compromised manner.  In the event that a Force Majeure Event continues for a period of [***], or for periods which aggregate [***] during any [***], the Party not claiming the Force Majeure Event will be entitled to terminate this Supply Agreement forthwith, but without penalty or liability to the Party affected by the Force Majeure Event, on written notice to the Party claiming the Force Majeure Event, provided that such termination shall not affect any Party’s right to receive amounts which have accrued or

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

became due prior to the termination.

11.3                        The Party affected by a Force Majeure Event shall use commercially reasonable efforts to limit the effects of a Force Majeure Event upon its performance of this Supply Agreement and shall notify the other Party, immediately, of the cessation of the Force Majeure Event.

12.                               Insurance

Manufacturer shall procure and maintain in full force and effect during the term of this Supply Agreement valid insurance policies or a program of self-insurance in connection with its activities as contemplated hereby.

13.                               Labelling

Purchaser shall be responsible at its own expense for developing and approving the labeling and packaging material for the Products in the Purchaser’s Image (including without limitation for the design and production of all related artwork) and for obtaining all approvals from Regulatory Authorities necessary to manufacture, market, promote, distribute and sell Products in the Purchaser’s Image in accordance with Section 1.2.

14.                               Confidential Information

The existence, subject matter and contents of this Supply Agreement are confidential and constitute Confidential Information and the terms and conditions relating to the disclosure of this Supply Agreement (or any related information) are governed by Section 6.26 of the Asset Purchase Agreement.

15.                               Public Announcements

The terms and conditions relating to the making of any public announcements on this Supply Agreement shall be governed by Section 6.04 of the Asset Purchase Agreement.

16.                               Representations and Warranties

16.1                        Product Warranties.  Manufacturer represents and warrants to Purchaser that all Products

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

supplied under this Supply Agreement shall be manufactured and provided in accordance and conformity with the Specifications and in accordance with Applicable Law. MANUFACTURER MAKES NO OTHER WARRANTIES OR REPRESENTATION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO THE PRODUCT.

16.2                        Execution and Performance of Agreement.  Each Party represents to the other Party that it has full right, power and authority to enter into and perform its obligations under this Supply Agreement. Each Party further represents and warrants to the other Party, as of the Effective Date, that the performance of its obligations under this Supply Agreement will not result in a violation or breach of, and will not conflict with or constitute a default under any agreement, contract, commitment or obligation to which such Party is a party or by which it is bound.

16.3                        GMP Compliance Warranty.  Manufacturer represents and warrants to Purchaser that the Products manufactured, packaged and supplied under this Supply Agreement shall be GMP compliant.

17.                               Indemnification

17.1                        Indemnification by Purchaser.  Subject to the limitations set forth in Section 17.5 and excluding those matters for which Manufacturer is obligated to indemnify Purchaser pursuant to this Supply Agreement, Purchaser shall indemnify and hold Manufacturer and its Affiliates and their respective directors, officers, employees, agents, consultants, subcontractors, representatives, successors and assigns (collectively, the “Manufacturer Indemnified Parties”) harmless from and against any and all Losses incurred by Manufacturer Indemnified Parties to the extent arising from or relating to (a) any action, claim or proceeding instituted by a third party in connection with the distribution, promotion or sale in the United States of Products supplied under this Supply Agreement, including product liability claims (except to the extent such Product is a Defective Product, the defect is not a Visible Defect and the action, claim or proceeding arises directly from such defect); or (b) any breach of any representation, warranty or obligation of Purchaser contained in this Supply Agreement.  This Section 17.1 provides the sole recourse and exclusive means by which any Manufacturer Indemnified Party may assert and remedy any Losses arising under or with respect to this Supply Agreement.

17.2                        Indemnification by Manufacturer.  Subject to the limitations set forth in Section 17.4 and excluding those matters for which Purchaser is obligated to indemnify Manufacturer pursuant to this

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Supply Agreement, Manufacturer shall indemnify and hold Purchaser and its Affiliates their respective directors, officers, employees, agents, consultants, subcontractors, representatives, successors and assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against any and all Losses incurred by Purchaser Indemnified Parties to the extent arising from or relating to (a) any action, claim or proceeding instituted by a third party in connection with a Defective Product supplied by Manufacturer to Purchaser under this Supply Agreement (other than in case of a Visible Defect); or (b) any breach of any representation, warranty or obligation of Manufacturer contained in this Supply Agreement.  This Section 17.2 provides the sole recourse and exclusive means by which any Purchaser Indemnified Party may assert and remedy any Losses arising under or with respect to this Supply Agreement.

17.3                        Claims.

(a)                                 Any Purchaser Indemnified Party or Manufacturer Indemnified Party claiming it may be entitled to indemnification under this Supply Agreement (the “Indemnified Party”) shall give prompt written notice to the other Party (the “Indemnifying Party”) of each matter, action, cause of action, claim, demand, fact or other circumstance upon which a claim for indemnification (the “Claim”) may hereunder be based, and the Indemnifying Party shall have the right to defend such Claim, provided that the failure to give such notice shall not affect the Indemnified Party’s rights to indemnification, except to the extent that the Indemnifying Party is actually prejudiced thereby.  The Indemnifying Party shall have control over the Claim; provided, however, that the Indemnifying Party shall not be entitled to assume or maintain control of the defense of a third party Claim and shall pay the fees and expenses of counsel retained by the Indemnified Party if (i) such third party Claim relates to or arises in connection with any criminal Legal Proceeding, (ii) such third party Claim seeks an injunction or equitable relief against the Indemnified Party or any of its Affiliates, (iii) such third party Claim seeks monetary damages and the sum of the amount of the monetary damages is greater than twice the maximum amount from which the Indemnifying Party is required to indemnify the Indemnified Party under this Supply Agreement, (iv) the Indemnified Party reasonably concludes, based on the advice of counsel, that there is an irreconcilable conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of such defense or (v) after assuming control of such defense, the Indemnifying Party withdraws from such defense or fails to diligently pursue and maintain such defense.

(b)                                 If the Indemnifying Party is controlling a third party Claim, the Indemnifying Party may compromise or settle such Claim; provided, however, that the Indemnifying Party shall not, absent the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any compromise or settlement (a) that provides for any relief other than the payment of monetary damages for which the Indemnifying Party shall be solely liable or (b) where the claimant or plaintiff does not release the Indemnified Party, its Affiliates and their respective directors, officers, employees, Affiliates, agents, consultants, subcontractors, representatives successors and assigns, as the case may be, from all liability in respect thereof.  No Indemnified Party may compromise or settle any third party Claim for which it is seeking indemnification hereunder without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)                                  The Parties shall cooperate in the defense of any third party Claim.  The Indemnified Party shall have the right, at its own expense, to participate in the defense of any third party Claim.  The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the status of the defense of such Claim.

17.4                        Limitation on Manufacturer’s Liability.  Manufacturer’s maximum liability to Purchaser in any calendar year under this Supply Agreement, including its indemnity obligations, shall not exceed the greater of (a) thirty million dollars ($30,000,000) or (b) the total amount paid by Purchaser to Manufacturer under this Supply Agreement for the prior completed calendar year, except with respect to damages or claims resulting from Manufacturer’s gross negligence, fraud, willful misconduct or breach of confidentiality obligations.

17.5                        Limitations of Purchaser’s Liability.  Purchaser’s maximum liability towards Manufacturer (including any liability for the acts and omissions of any of its Affiliates or any of its or their respective directors, officers, employees, Affiliates, agents, consultants, subcontractors,  representatives, successors or assigns), and the sole remedy of the Manufacturer, for breach of Purchaser’s obligation to order, take delivery of or pay for Products shall be a claim for monetary damages equal to the purchase price thereof, increased by an amount calculated using the Default Interest Amount as provided herein and any direct costs arising from such breach (limited to costs of disposal or shipping of Products or Raw Materials or write-offs related thereto), except with respect to damages or claims resulting from Purchaser’s gross negligence, fraud, willful misconduct or breach of confidentiality obligations.  Except with respect to breaches described in the immediately preceding sentence (which shall be subject to the limitations set forth in the immediately preceding sentence), Purchaser’s maximum liability to Manufacturer Indemnified Parties in any calendar year under this Supply Agreement, including its indemnity obligations, shall not exceed the greater of (a) thirty million dollars ($30,000,000) or (b) the total amount paid plus any amounts payable by Purchaser to Manufacturer under this Supply Agreement for the prior completed calendar year, except with respect to damages or claims resulting from Purchaser’s gross negligence, fraud, willful misconduct or breach of confidentiality obligations.

17.6                        WAIVER OF DAMAGES.  EXCEPT FOR RELIEF MANDATED BY STATUTE OR

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

ANY BREACH OF ARTICLE 14, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, MULTIPLIED OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS OR LOSS OF OPPORTUNITY), OR LOST PROFITS EVEN IF DESIGNATED DIRECT DAMAGES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY IN RESPECT OF ANY LOSS DIRECTLY INCURRED OR SUFFERED FROM THIRD PARTY CLAIMS FOR WHICH ONE PARTY IS OBLIGATED TO INDEMNIFY THE OTHER PARTY (OR AN INDEMNITEE OF SUCH OTHER PARTY) PURSUANT TO THIS ARTICLE 17.

18.                               Dispute Resolution

Any controversy or claim between the Parties arising out of or relating to this Supply Agreement shall be resolved in accordance with Section 10.11 of the Asset Purchase Agreement.

19.                               Miscellaneous

19.1                        Relationship of the Parties.  The relationship of Purchaser and Manufacturer established by this Supply Agreement is that of independent contractors, and nothing contained herein shall be construed to:

(a)                                 give either Party any right or authority to create or assume any obligation of any kind on behalf of the other; or

(b)                                 constitute the Parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking.

19.2                        Third Party Rights.  Nothing in this Supply Agreement shall be deemed to create any third party beneficiary rights in or on behalf of any other person.

19.3                        Entire Agreement; Modifications.  This Supply Agreement, together with the Quality Agreement and including the Appendices hereto which are incorporated by reference, constitutes the entire agreement of the Parties with respect to its subject matter and supersedes all prior agreements,

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

arrangements, dealings and writings between the Parties that relate to the matters covered herein.  Any terms and conditions of an invoice, acknowledgement or similar document provided by Manufacturer for Products, or any terms and conditions of Purchase Orders provided by Purchaser for Products, that are inconsistent with or in addition to the terms of this Supply Agreement shall be null and void.  This Supply Agreement may not be amended or modified except in writing executed by the duly authorized representatives of both Parties.

19.4                        Headings.  The Article and Section headings contained in this Supply Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Supply Agreement.

19.5                        Notices.  All notices, requests, demands and other communications under this Supply Agreement shall be in writing and shall be deemed to have been duly given if delivered, addressed or telecopied to the address or telecopier number set forth below and shall be deemed to have been made:  (a) on the date of service, if served personally on the Party; (b) on the second business day after delivery to an overnight courier service, if first available delivery is indicated and paid for; (c) on the third business day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid; or (iv) on the date of transmission, if sent by telecopier and confirmation of transmittal is received by the transmitting Party.  Any Party may change its address for purposes of this Section by giving the other Party’s written notice of the new address in the manner set forth above.

If to Manufacturer:                                     Janssen Ortho LLC

State Road 933 Km 0.1

Mamey Ward

HC 02, Box 19250

Gurabo, Puerto Rico 00778

Attn: General Manager

Facsimile: (787) 272-7691

and

Janssen Pharmaceuticals, Inc.

c/o Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Attn: Assistant General Counsel, Corporate Legal Department

Facsimile: (752) 524-5334

If to Purchaser:                                                            Depomed, Inc.

7999 Gateway Boulevard, Suite 300

Newark, California 94560

Attn: Legal Department

Facsimile: (510) 744-8001

19.6                        Failure to Exercise.  The failure of either Party to enforce at any time for any period any

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

provision hereof shall not be construed to be a waiver of such provision or of the right of such Party thereafter to enforce each such provision, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. Remedies provided herein are cumulative and not exclusive of any remedies provided at law.

19.7                        Assignment.  This Supply Agreement, or any of the rights or obligations under this Supply Agreement, may not be assigned or otherwise transferred by a Party without the prior written consent of the other Party; provided, however, that (i) either Party may, without such consent, but with notice to the other Party, assign this Supply Agreement, or any of its rights or obligations under this Supply Agreement, in whole or in part: (a) in connection with the transfer or sale of all or substantially all of such Party’s assets or the line of business for the Products; (b) to a successor entity or acquirer in the event of a sale, merger, consolidation, change of control or similar transaction of such Party; or (c) to any Affiliate of such Party (in that case, so long as such assigning Party remains fully liable for all of its obligations hereunder as a primary obligor); and (ii) Purchaser may, without such consent, but with notice to Manufacturer, assign this Supply Agreement, or any of its rights or obligations under this Supply Agreement, (A) to any lender of Purchaser or purchaser of securities used to finance the Transactions or the transactions contemplated by this Supply Agreement as collateral security to secure the obligations of any indebtedness or Purchaser or (B) in connection with any transaction the primary purpose of which is to change the domicile of Purchaser.  Any purported assignment in violation of the preceding sentence will be void. Any permitted assignee will assume the rights and obligations of its assignor under this Supply Agreement.

19.8                        Severability.  In the event that any one (1) or more of the provisions (or any part thereof) contained in this Supply Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect pursuant to a final, non-appealable decision in accordance with the dispute resolution provisions set forth in Article 18, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Supply Agreement or any other such instrument. Any term or provision of this Supply Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, to the extent the economic benefits conferred by this Supply Agreement to both Parties remain substantially unimpaired, not affect the validity, legality or enforceability of any of the terms or provisions of this Supply Agreement in any other jurisdiction.

19.9                        Expenses.  Each Party shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and signature of this

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

Supply Agreement and the arrangements contemplated hereby.

19.10                 Use of Affiliates.  Each Party shall be entitled to delegate the performance of one or more of its obligations hereunder to one or more of its Affiliates, provided that such Party shall at all times remain responsible towards the other Party for the performance of such delegated tasks.

19.11                 Interpretation.

(a)                                 The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import, when used in this Supply Agreement, shall refer to this Supply Agreement as a whole and not to any particular provision of this Supply Agreement.

(b)                                 The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)                                  The terms “U.S. Dollars” and “$” shall mean lawful currency of the United States of America.

(d)                                 The terms “include,” “includes” and “including” shall mean “including, without limitation.”

(e)                                  When a reference is made in this Supply Agreement to an Article, a Section, an Appendix or a Schedule, such reference shall be to an Article or a Section of, or an Appendix or a Schedule to, this Supply Agreement unless otherwise indicated.

(f)                                   Time periods based on a number of days within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and, if applicable, by extending the period to the next business day following if the last day of the period is not a business day.

(g)                                  The term “United States” shall refer to the United States of America and its territories, including Puerto Rico.

19.12                 Counterparts.  This Supply Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.  This Supply Agreement, following its execution, may be delivered via telecopier machine or other form of electronic delivery, which shall constitute delivery of an execution original for all purposes.

[Remainder of the page intentionally blank]

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

IN WITNESS of which the Parties have entered into this Supply Agreement as of the Effective Date.

JANSSEN ORTHO LLC

By:	/s/ John O’Hara
Name:	John O’Hara
Title:	General Manager

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

[Signature Page to Transitional Supply Agreement]

JANSSEN PHARMACEUTICALS, INC.

By:	/s/ Michael Grissinger
Name:	Michael Grissinger
Title:	Authorized Signatory

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

[Signature Page to Transitional Supply Agreement]

DEPOMED, INC.

By:	/s/ James A. Schoeneck
Name:	James A. Schoeneck
Title:	President and Chief Executive Officer

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

[Signature Page to Transitional Supply Agreement]

APPENDICES

Appendix A:                          Products

Appendix B:                          ER Line 1

Appendix C:                          ER Line 2

Appendix D:                          Seller Countries

Appendix E:                          Supply Prices

Appendix F:                           Technology Transfer and Manufacturing Transition Plan

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

APPENDIX A

Products

[***](1)

(1) Five pages omitted and filed separately with the Commission.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

APPENDIX B

ER Line 1

[***](2)

(2) One page omitted and filed separately with the Commission.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

APPENDIX C

ER Line 2

[***](3)

(3) One page omitted and filed separately with the Commission.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

APPENDIX D

Seller Countries

Canada

Hong Kong

Indonesia

Japan

Malaysia

Singapore

Thailand

Philippines

Vietnam

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

APPENDIX E

Supply Prices

[***](4)

(4) One page omitted and filed separately with the Commission.

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.

APPENDIX F

Technology Transfer and Manufacturing Transition Plan

Confidential Information indicated by [***] has been omitted from this filing and filed separately with the Securities Exchange Commission.